Exhibit 5.1
May 2, 2006
Alltel Holding Corp.
One Allied Drive
Little Rock, AR 72203

Re:	Registration on Form S-1 of Shares of Common Stock, Par Value $.01 Per Share, of Alltel Holding Corp.
Ladies and Gentlemen:
     We are acting as counsel to Alltel Holding Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the distribution of shares (the “Shares”) of common stock, par value $.01 per share, of the Company pursuant to the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2005, among Alltel Corporation, a Delaware corporation (“Alltel”), the Company and Valor Communications Group, Inc., a Delaware Corporation, and that certain Distribution Agreement (the “Distribution Agreement”) by and between Alltel and the Company dated as of December 8, 2005.
     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares, when distributed and delivered in accordance with the terms and provisions of the Distribution Agreement and as contemplated in the Registration Statement, will be validly issued, fully paid, and nonassessable.
     In rendering this opinion, we have (i) assumed and have not independently verified that all signatures on all certificates and other documents examined by us are genuine and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and (ii) as to certain factual matters, relied upon certificates of public officials and of Alltel and the Company and their respective officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws and the federal laws of the United States of America and reported judicial decisions interpreting such laws, in each case as in effect on the date hereof.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal

Alltel Holding Corp.
May 2, 2006

Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
/s/ Kutak Rock LLP